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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-63282) of IDT Corporation (the "Company") for the registration of 500,000 shares of the Company's common stock, par value $.01, and 10,853,500 shares of the Company's Class B common stock, par value $.01, of our report dated October 23, 2001, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report on Form 10-K for the year ended July 31, 2001, filed with the Securities and Exchange Commission.




                                           /s/ ERNST & YOUNG LLP

New York, New York
October 2, 2002